Exhibit 99.1

News Announcement

Conference Call:

Today, July 24, 2008 at 11:00 a.m. ET

Dial-in numbers:

212/271-4592 or 415/904-7385

Webcast:

www.pngaming.com

Replay information provided below

CONTACT:
William J. Clifford	Joseph N. Jaffoni, Richard Land
Chief Financial Officer	Jaffoni & Collins Incorporated
610/373-2400	212/835-8500 or penn@jcir.com

FOR IMMEDIATE RELEASE

PENN NATIONAL GAMING REPORTS SECOND QUARTER

DILUTED EPS OF $0.42 AND EBITDA OF $164.2 MILLION

- Updates 2008 Third Quarter and Full Year Guidance -

Wyomissing, Penn., (July 24, 2008) – Penn National Gaming, Inc. (PENN: Nasdaq) today reported second quarter operating results for the period ended June 30, 2008, as summarized below.

Summary of Second Quarter Results

	Three Months Ended June 30,
(in millions, except per share data)	2008	2008 Guidance (2)	2007
Net revenues	$620.6	$621.8	$625.2

EBITDA (1)	164.2	161.8	172.8
Less depreciation and amortization, gain/loss on disposal of assets, interest expense - net, income taxes, charge for stock compensation and other expenses	(127.2)	N/A	(134.5)
Net income	$37.0	N/A	$38.3
Diluted earnings per share	$0.42	N/A	$0.43

(1)

EBITDA is income from operations, excluding charges for stock compensation, depreciation and amortization, and gain or loss on disposal of assets, and is inclusive of earnings from joint venture. A reconciliation of net income per accounting principles generally accepted in the United States of America (“GAAP”) to EBITDA, as well as income from operations per GAAP to EBITDA, is included in the accompanying financial schedules.

(2)

The EBITDA guidance for the three months ended June 30, 2008, initiated on July 3, 2008, anticipated a one-time charge at corporate of $4 million. This charge, which is now anticipated to be approximately $3.2 million, is expected to be recorded in the third quarter of 2008, and is reflected in the updated third quarter guidance provided herein.

Review of Second Quarter 2008 Results vs. Second Quarter 2007 Results

	Three Months Ended
	June 30,
	2008	2008 Guidance	2007
Diluted earnings per share	$0.42	N/A	$0.43
Pre-opening charges	0.01	N/A	0.01
Merger-related costs	—	N/A	0.03
Currency translation loss	—	N/A	0.03
Diluted earnings per share before pre-opening charges, merger-related costs and currency translation loss	$0.43	N/A	$0.50

Commenting on the quarterly results, Peter M. Carlino, Chairman and Chief Executive Officer of Penn National Gaming said, “Overall, it continues to be a challenging environment for the gaming industry.  Second quarter results were impacted by smoking bans in Illinois and Colorado and ongoing competitive pressures at our Alton and Joliet facilities.  Taking into consideration the difficult economic conditions, we are generally pleased with our general managers’ success in controlling margins.

“Penn National’s second quarter results reflect our focus on diversifying our portfolio and consistent success in growing the Company through accretive acquisitions and prudent investments in existing facilities which yield strong returns.  In this regard, quarterly results benefited from the first full quarter contribution from Hollywood Casino at Penn National Race Course, improving results at Argosy Casino Riverside related to last year’s hotel opening and the April 2007 acquisition of Black Gold Casino at Zia Park, which continues to perform ahead of expectations.

“Penn National is well positioned for the second half of 2008 and the future, as our strong management team has been bolstered by the recent addition of President and Chief Operating Officer, Tim Wilmott, who was formerly Chief Operating Officer for Harrah’s Entertainment. Furthermore, upcoming results will reflect significant, newly opened gaming and racing facilities in Pennsylvania and Maine; the certainty of retaining Empress Casino Joliet; a new parking structure in Lawrenceburg; and the hotel at Charles Town, which is opening in the third quarter.

“After almost three years of operating from a temporary facility, Hollywood Slots Hotel and Raceway in Bangor, Maine, opened earlier this month with approximately 9,000 patrons attending the grand opening events.  With 1,000 slot machines, an attached parking garage, and excellent dining offerings, the new property is generating impressive revenue.  We believe this property and Hollywood Casino at Penn National Race Course, which opened in the first quarter, clearly highlight Penn National’s ability to develop state-of-the-art integrated racing, entertainment and gaming facilities in new jurisdictions.  These properties benefit local communities and economies, while generating attractive returns and value for our shareholders.  While both new properties are recording healthy levels of win-per-day, further upside will come as we fine tune the slot floor mix, player marketing efforts, and food and beverage and entertainment offerings to build EBITDA margins.

“Both the Maine and Pennsylvania properties have been authorized for significant additions to their slot floors, and both facilities were constructed with ample room to accommodate such expansions. We are opening the 152-room hotel in Bangor this quarter, and have commenced an expansion at Penn National to be completed by the end of the year that will include a buffet and 237 additional slot machines, with a specialty restaurant being added thereafter.  With modest investments, hotels are also being added at Charles Town and Zia Park, as both properties can benefit from a lodging component that will extend current patrons’ time at these facilities and attract additional visitation.

“Penn National also plans to invest $50 million to improve Empress Casino Joliet’s competitive position, as the Illinois Gaming Board ruled earlier this year that Penn National can retain this facility.  We are in the design phase for these improvements and expect to begin facility enhancement capital expenditures at this property in late 2008 with gaming vessel, food, beverage and VIP amenity upgrades expected to be completed in the second half of 2009.  The second half of next year should also benefit from the completion of construction of the new Argosy Casino Lawrenceburg riverboat, which will feature 1,500 additional gaming positions, enhanced amenities and a floor layout that better facilitates customer flow.

“In addition to recent facility openings, expansions and planned development, Penn National has assembled a pipeline of potential growth opportunities and options in Atlantic City, Kansas, Maryland and several other regions.  If successful, these opportunities will extend our long-term track record of successful property development.”

Termination of Merger Agreement and Receipt of Funds

On July 3, 2008, Penn National entered into an agreement with certain affiliates of Fortress Investment Group LLC (NYSE: FIG) (“Fortress”) and Centerbridge Partners, L.P. (“Centerbridge”), terminating the merger pursuant to which Penn National was to be acquired for $67.00 per share.  In connection with the termination of the merger agreement, Penn National Gaming agreed to receive a total of $1.475 billion, consisting of a $225 million cash termination fee and a $1.25 billion, zero coupon, preferred equity investment.

Pursuant to the terms of the preferred equity investment purchase agreement, the purchasers made a $475 million payment to Penn National on July 3, 2008, in addition to the payment of the $225 million cash termination fee.  Under the terms of the purchase agreement, the purchasers have subsequently deposited the remaining preferred equity investment purchase consideration with the escrow agent, First American Title Insurance Company.  The funds will be released from escrow upon the issuance of the preferred stock, which is subject to the receipt of required regulatory approvals and the satisfaction of certain other conditions.  Penn National is in the process of seeking the required regulatory approvals and expects to satisfy all conditions to funding by the fourth quarter of 2008.

Penn National intends to use the net proceeds from the investment and the after tax proceeds from the termination fee to repay existing debt, to acquire or develop pari-mutuel and gaming facilities and for such other uses as may be authorized from time to time by the Board of Directors, including repurchases of its common stock.

On July 9, 2008 Penn National filed a Current Report on Form 8-K with the Securities and Exchange Commission containing additional required information related to the termination of the merger agreement and the related preferred equity instrument.  This filing may be accessed at http://sec.gov/Archives/edgar/data/921738/000089882208000750/pennnational8k.htm.

Development and Expansion Projects

The table below outlines Penn National Gaming’s current pipeline of new or expanded facilities:

Project/Scope	New Gaming Positions	Planned Total Budget	Amount Expended through June 30, 2008	Expected Opening Date
		(in millions)
Hollywood Casino at Penn National Race Course (PA) - An integrated racing and gaming facility. Budget included a $50 million license fee and the purchase of an initial 2,000 slot machines (with the building size sufficient to add 1,000 additional machines), a 2,500 space parking garage and several restaurants.	2,000	$310	$313	Opened February 2008

Hollywood Slots Hotel and Raceway (ME) - A permanent facility featuring a 1,500 slot facility (1,000 slot machines at opening), a 152-room hotel, 1,500 space parking garage and several restaurants.	525	$139	$122	Gaming facility - Opened July 2008 Hotel - 3rd Quarter 2008

Charles Town (WV) - A 153-room, on-site, hotel	—	$21	$14	3rd Quarter 2008

Hollywood Casino at Penn National Race Course (PA) - Expansion of property, consisting of a buffet, specialty restaurant and 237 slot machines.	237	$16	$2	Slot machines and buffet - 4th Quarter 2008 Specialty restaurant - TBD

Argosy Casino Lawrenceburg (IN) - New two-level 270,000 square foot gaming barge, an additional 1,500 space parking garage and road and infrastructure improvements. The gaming barge will allow 4,000 positions on one level, and another 400 positions will be added to the second level, along with restaurants and other amenities on the gaming barge.	1,600	$328	$149	Parking facility - Opened May 2008 Gaming facility - 2nd Quarter 2009

Empress Casino Hotel (IL) - Upgrades to gaming vessel, food and beverage offerings and VIP amenities.	—	$50	$—	3rd Quarter 2009

Black Gold Casino at Zia Park (NM) - A 153-room, attached, hotel	—	$30	$—	3rd Quarter 2010

Financial Guidance

The following table sets forth current guidance targets for financial results for the 2008 third quarter and full year, based on the following assumptions:

•                  The 3% horse racing tax surcharge in Illinois that expired May 25, 2007 will not be renewed;

•                  No slot revenue impact at Hollywood Casino at Penn National Race Course from the Pennsylvania smoking ban which initially restricts smoking to no more than 25% of the gaming floor but allows for increases for up to 50% of the gaming floor to be non-smoking. The smoking ban is anticipated to go into effect on September 11, 2008;

•                  The agreement with regard to the increased admission tax at Hollywood Casino Baton Rouge does not take effect until January 1, 2009 and will result in an approximate $2 million of annual incremental expense;

•                  The Hollywood Slots Hotel and Raceway hotel, in Bangor, is opening in phases during the third quarter;

•                  Pre-opening costs at Hollywood Casino at Penn National Race Course of $4.6 million for 2008, with the full cost incurred in the first quarter of 2008.  In 2007, the Company recorded $6.8 million of pre-opening costs related to Hollywood Casino at Penn National Race Course, with $0.2 million incurred in the first quarter, $0.5 million incurred in the second quarter, $1.0 million incurred in the third quarter and $5.1 million incurred in the fourth quarter;

•                  Pre-opening costs at Hollywood Slots Hotel and Raceway, in Bangor, of $2.5 million for 2008, with $0.3 million of the cost incurred in the first quarter of 2008, $1.9 million of the cost incurred in the second quarter of 2008, and $0.3 million of the cost to be incurred in the third quarter of 2008.  There were no pre-opening costs incurred for Hollywood Slots Hotel and Raceway in 2007;

•                  Pre-opening expenses are included in the EBITDA guidance in the table below;

•                  Depreciation and amortization charges in 2008 of $178.2 million, with $46.1 million projected to be incurred in the third quarter of 2008.  The increases over 2007 levels are primarily attributable to the permanent Hollywood Casino at Penn National Race Course facility, which opened in the first quarter of 2008, the Hollywood Slots Hotel and Raceway, and a full-year of Black Gold Casino at Zia Park;

•                  A loss on disposal of assets of $1.3 million in 2008, with $0.2 million of the cost incurred in the third quarter of 2008.  In 2007, the Company recorded a loss on disposal of assets of $1.6 million with $0.9 million of the cost incurred in the first quarter of 2007, $0.1 million of the cost incurred in the second quarter of 2007 and $0.3 million of the cost incurred in the third quarter of 2007;

•                  Estimated non-cash stock compensation expenses of $25.3 million for 2008, with $9.4 million incurred in the third quarter of 2008 (including a $3.0 million one-time, noncash charge).  In 2007, the Company recorded non-cash stock compensation expenses of $25.5 million with $6.6 million of the cost incurred in the first quarter of 2007, $6.3 million of the cost incurred in the second quarter of 2007 and $6.3 million of the cost incurred in the third quarter of 2007;

•                  Includes a $3.2 million one-time charge at corporate in the third quarter of 2008 (this charge was originally anticipated to amount to $4.0 million and was expected to be recorded in the second quarter of 2008);

•                  The $225 million merger termination fee and related expenses are not included in income guidance;

•                  Proceeds received on July 3, 2008 from the termination of the Merger Agreement and the preferred equity investment purchase agreement were used to repay the revolving credit facility;

•                  Assumes the Company will repurchase its common stock in the open market in quantities sufficient to offset employee stock option grants;

•                  Assumes preferred equity issuance on October 1, 2008 will result in an increase to the diluted share calculation of 27,778,000 shares while Penn National Gaming common stock shares trade below $45; and

•                  There will be no material changes in economic conditions, applicable legislation or regulation, world events, weather, or other circumstances beyond our control that may adversely affect the Company’s results of operations.

	Three Months Ended September 30,		Full Year Ended December 31,
(in millions, except per share data)	2008 Guidance	2007 Actual	2008 Guidance	2007 Actual
Net revenues	$657.5	$629.5	$2,537.6	$2,436.8
EBITDA (1)	178.6	177.6	682.4	672.7
Less depreciation and amortization, gain/loss on disposal of assets, interest expense - net, income taxes, charge for stock compensation and other expenses	(131.2)	(131.0)	(509.6)	(512.6)
Net income GAAP	$47.4	$46.6	$172.8	$160.1
Diluted earnings per share	$0.53	$0.52	$1.81	$1.81

(1)   EBITDA is income from continuing operations excluding charges for stock compensation, depreciation and amortization, gain or loss on disposal of assets, and is inclusive of earnings from joint venture.

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information – Operations

(in thousands) (unaudited)

	NET REVENUES		EBITDA (1)
	Three Months Ended June 30,		Three Months Ended June 30,
	2008	2007	2008	2007
Charles Town Entertainment Complex	$122,073	$129,140	$35,297	$37,767
Argosy Casino Lawrenceburg	111,404	121,236	35,586	40,820
Hollywood Casino Aurora	50,497	64,052	14,312	20,593
Empress Casino Hotel	44,659	58,493	12,578	14,132
Argosy Casino Riverside	46,146	43,117	15,642	14,072
Hollywood Casino Baton Rouge	33,110	34,041	14,009	14,347
Argosy Casino Alton	21,731	30,366	5,713	8,627
Hollywood Casino Tunica	22,109	26,375	5,502	6,217
Hollywood Casino Bay St. Louis	25,851	25,466	5,761	5,222
Argosy Casino Sioux City	14,050	13,835	5,042	4,671
Boomtown Biloxi	18,958	22,671	5,124	7,265
Hollywood Slots Hotel and Raceway (2)	12,078	11,985	2,107	3,622
Bullwhackers	5,759	7,483	107	976
Black Gold Casino at Zia Park (3)	21,491	16,913	8,158	6,490
Casino Rama management service contract	4,694	4,341	4,272	3,984
Hollywood Casino at Penn National Race Course (4)	61,628	13,530	10,690	79
Raceway Park	2,343	2,200	(248)	(195)
Sanford-Orlando Kennel Club (5)	2,005	—	97	—
Earnings from Pennwood Racing, Inc.	—	—	(152)	325
Corporate overhead	—	—	(15,348)	(16,256)
Total	$620,586	$625,244	$164,249	$172,758

	NET REVENUES		EBITDA (1)
	Six Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Charles Town Entertainment Complex	$244,585	$248,736	$70,698	$74,552
Argosy Casino Lawrenceburg	229,648	243,094	74,858	82,526
Hollywood Casino Aurora	104,123	128,552	30,370	41,264
Empress Casino Hotel	89,303	118,106	22,125	27,378
Argosy Casino Riverside	92,947	84,832	31,805	27,138
Hollywood Casino Baton Rouge	67,876	68,922	28,252	28,978
Argosy Casino Alton	44,428	61,229	10,860	17,417
Hollywood Casino Tunica	46,671	52,971	11,855	13,025
Hollywood Casino Bay St. Louis	51,292	48,950	11,200	9,648
Argosy Casino Sioux City	28,321	27,952	9,894	9,300
Boomtown Biloxi	39,606	46,738	11,939	15,347
Hollywood Slots Hotel and Raceway (2)	22,778	22,961	5,031	6,731
Bullwhackers	11,503	14,614	165	1,761
Black Gold Casino at Zia Park (3)	43,406	16,913	16,533	6,490
Casino Rama management service contract	8,679	7,815	7,867	7,172
Hollywood Casino at Penn National Race Course (4)	101,077	25,384	12,285	(349)
Raceway Park	3,930	3,733	(461)	(373)
Sanford-Orlando Kennel Club (5)	3,907	—	235	—
Earnings from Pennwood Racing, Inc.	—	—	(911)	365
Corporate overhead	—	—	(28,502)	(27,913)
Total	$1,234,080	$1,221,502	$326,098	$340,457

(1)          EBITDA is income from operations, excluding charges for stock compensation, depreciation and amortization, and gain or loss on disposal of assets, and is inclusive of earnings from joint venture.  A reconciliation of net income per accounting principles generally accepted in the United States of America (“GAAP”) to EBITDA, as well as income from operations per GAAP to EBITDA, is included in the accompanying financial schedules.

(2)	On July 1, 2008, the permanent Hollywood Slots at Bangor facility, which is called the Hollywood Slots Hotel and Raceway, was opened.

(3)	Results for the three and six months ended June 30, 2007 reflect the April 16, 2007 acquisition effective date.

(4)

Hollywood Casino at Penn National Race Course includes the results of our Pennsylvania casino that opened on February 12, 2008, as well as the Penn National Race Course and four off-track wagering facilities.

(5)	The acquisition effective date was October 17, 2007.

Reconciliation of EBITDA to Net Income (GAAP)

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

(in thousands) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
EBITDA	$164,249	$172,758	$326,098	$340,457
Loss (earnings) from joint venture	152	(325)	911	(365)
Depreciation and amortization	(45,182)	(37,622)	(84,974)	(72,980)
Charge for stock compensation	(5,383)	(6,256)	(9,528)	(12,854)
Loss on disposal of assets	(245)	(135)	(357)	(1,058)
Income from operations	$113,591	$128,420	$232,150	$253,200
Interest expense	(44,536)	(51,302)	(91,751)	(99,649)
Interest income	553	1,289	1,236	2,165
(Loss) earnings from joint venture	(152)	325	(911)	365
Other	(574)	(5,476)	884	(5,704)
Taxes on income	(31,859)	(34,957)	(63,849)	(69,137)
Net income	$37,023	$38,299	$77,759	$81,240

Reconciliation of Income from Operations (GAAP) to EBITDA

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(in thousands) (unaudited)

Three Months Ended June 30, 2008

	Income (loss) from operations	Charge for stock compensation	Depreciation and amortization	Loss (gain) on disposal of assets	Loss from joint venture	EBITDA
Charles Town Entertainment Complex	$29,314	$—	$5,946	$37	$—	$35,297
Argosy Casino Lawrenceburg	31,244	—	4,321	21	—	35,586
Hollywood Casino Aurora	12,367	—	1,942	3	—	14,312
Empress Casino Hotel	9,826	—	2,666	86	—	12,578
Argosy Casino Riverside	11,817	—	3,825	—	—	15,642
Hollywood Casino Baton Rouge	11,661	—	2,348	—	—	14,009
Argosy Casino Alton	4,147	—	1,566	—	—	5,713
Hollywood Casino Tunica	3,640	—	1,815	47	—	5,502
Hollywood Casino Bay St. Louis	982	—	4,791	(12)	—	5,761
Argosy Casino Sioux City	3,938	—	1,110	(6)	—	5,042
Boomtown Biloxi	2,276	—	2,790	58	—	5,124
Hollywood Slots Hotel and Raceway (1)	1,239	—	868	—	—	2,107
Bullwhackers	(392)	—	501	(2)	—	107
Black Gold Casino at Zia Park	6,925	—	1,233	—	—	8,158
Casino Rama management service contract	4,272	—	—	—	—	4,272
Hollywood Casino at Penn National Race Course (2)	3,596	—	7,082	12	—	10,690
Raceway Park	(341)	—	93	—	—	(248)
Sanford-Orlando Kennel Club	(225)	—	322	—	—	97
Earnings from Pennwood Racing, Inc.	—	—	—	—	(152)	(152)
Corporate overhead	(22,695)	5,383	1,963	1	—	(15,348)
Total	$113,591	$5,383	$45,182	$245	$(152)	$164,249

Three Months Ended June 30, 2007

	Income (loss) from operations	Charge for stock compensation	Depreciation and amortization	(Gain) loss on disposal of assets	Earnings from joint venture	EBITDA
Charles Town Entertainment Complex	$31,295	$—	$6,472	$—	$—	$37,767
Argosy Casino Lawrenceburg	36,549	—	4,292	(21)	—	40,820
Hollywood Casino Aurora	18,409	—	2,184	—	—	20,593
Empress Casino Hotel	11,083	—	3,049	—	—	14,132
Argosy Casino Riverside	10,388	—	3,684	—	—	14,072
Hollywood Casino Baton Rouge	12,164	—	2,120	63	—	14,347
Argosy Casino Alton	6,538	—	2,089	—	—	8,627
Hollywood Casino Tunica	4,363	—	1,868	(14)	—	6,217
Hollywood Casino Bay St. Louis	2,024	—	3,198	—	—	5,222
Argosy Casino Sioux City	3,556	—	1,115	—	—	4,671
Boomtown Biloxi	4,570	—	2,722	(27)	—	7,265
Hollywood Slots Hotel and Raceway (1)	2,556	—	1,066	—	—	3,622
Bullwhackers	448	—	528	—	—	976
Black Gold Casino at Zia Park (3)	5,460	—	1,030	—	—	6,490
Casino Rama management service contract	3,984	—	—	—	—	3,984
Hollywood Casino at Penn National Race Course (2)	(357)	—	408	28	—	79
Raceway Park	(274)	—	79	—	—	(195)
Earnings from Pennwood Racing, Inc.	—	—	—	—	325	325
Corporate overhead	(24,336)	6,256	1,718	106	—	(16,256)
Total	$128,420	$6,256	$37,622	$135	$325	$172,758

(1)          On July 1, 2008, the permanent Hollywood Slots at Bangor facility, which is called the Hollywood Slots Hotel and Raceway, was opened.

(2)          Hollywood Casino at Penn National Race Course includes the results of our Pennsylvania casino that opened on February 12, 2008, as well as the Penn National Race Course and four off-track wagering facilities.

(3)          Results for the three and six months ended June 30, 2007 reflect the April 16, 2007 acquisition effective date.

Reconciliation of Income from Operations (GAAP) to EBITDA

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(in thousands) (unaudited)

Six Months Ended June 30, 2008

	Income (loss) from operations	Charge for stock compensation	Depreciation and amortization	Loss (gain) on disposal of assets	Loss from joint venture	EBITDA
Charles Town Entertainment Complex	$58,959	$—	$11,702	$37	$—	$70,698
Argosy Casino Lawrenceburg	66,133	—	8,675	50	—	74,858
Hollywood Casino Aurora	26,439	—	3,928	3	—	30,370
Empress Casino Hotel	16,206	—	5,877	42	—	22,125
Argosy Casino Riverside	24,170	—	7,635	—	—	31,805
Hollywood Casino Baton Rouge	23,647	—	4,605	—	—	28,252
Argosy Casino Alton	7,754	—	3,086	20	—	10,860
Hollywood Casino Tunica	8,196	—	3,614	45	—	11,855
Hollywood Casino Bay St. Louis	3,143	—	8,047	10	—	11,200
Argosy Casino Sioux City	7,674	—	2,226	(6)	—	9,894
Boomtown Biloxi	6,366	—	5,448	125	—	11,939
Hollywood Slots Hotel and Raceway (1)	3,013	—	2,018	—	—	5,031
Bullwhackers	(851)	—	1,018	(2)	—	165
Black Gold Casino at Zia Park	14,054	—	2,479	—	—	16,533
Casino Rama management service contract	7,867	—	—	—	—	7,867
Hollywood Casino at Penn National Race Course (2)	2,217	—	10,052	16	—	12,285
Raceway Park	(644)	—	183	—	—	(461)
Sanford-Orlando Kennel Club	(134)	—	369	—	—	235
Earnings from Pennwood Racing, Inc.	—	—	—	—	(911)	(911)
Corporate overhead	(42,059)	9,528	4,012	17	—	(28,502)
Total	$232,150	$9,528	$84,974	$357	$(911)	$326,098

Six Months Ended June 30, 2007

	Income (loss) from operations	Charge for stock compensation	Depreciation and amortization	(Gain) loss on disposal of assets	Earnings from joint venture	EBITDA
Charles Town Entertainment Complex	$62,018	$—	$12,534	$—	$—	$74,552
Argosy Casino Lawrenceburg	73,963	—	8,584	(21)	—	82,526
Hollywood Casino Aurora	36,741	—	4,523	—	—	41,264
Empress Casino Hotel	21,684	—	6,081	(387)	—	27,378
Argosy Casino Riverside	20,395	—	6,817	(74)	—	27,138
Hollywood Casino Baton Rouge	24,751	—	4,176	51	—	28,978
Argosy Casino Alton	13,294	—	4,122	1	—	17,417
Hollywood Casino Tunica	9,367	—	3,692	(34)	—	13,025
Hollywood Casino Bay St. Louis	3,263	—	6,348	37	—	9,648
Argosy Casino Sioux City	7,078	—	2,222	—	—	9,300
Boomtown Biloxi	10,128	—	5,246	(27)	—	15,347
Hollywood Slots Hotel and Raceway (1)	4,614	—	2,117	—	—	6,731
Bullwhackers	584	—	1,159	18	—	1,761
Black Gold Casino at Zia Park (3)	5,460	—	1,030	—	—	6,490
Casino Rama management service contract	7,172	—	—	—	—	7,172
Hollywood Casino at Penn National Race Course (2)	(2,472)	—	775	1,348	—	(349)
Raceway Park	(521)	—	150	(2)	—	(373)
Earnings from Pennwood Racing, Inc.	—	—	—	—	365	365
Corporate overhead	(44,319)	12,854	3,404	148	—	(27,913)
Total	$253,200	$12,854	$72,980	$1,058	$365	$340,457

(1)	On July 1, 2008, the permanent Hollywood Slots at Bangor facility, which is called the Hollywood Slots Hotel and Raceway, was opened.
(2)

Hollywood Casino at Penn National Race Course includes the results of our Pennsylvania casino that opened on February 12, 2008, as well as the Penn National Race Course and four off-track wagering facilities.

(3)	Results for the three and six months ended June 30, 2007 reflect the April 16, 2007 acquisition effective date.

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Consolidated Statements of Income
(in thousands, except per share data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Revenues
Gaming	$566,395	$570,281	$1,127,031	$1,119,374
Management service fee	4,694	4,341	8,679	7,815
Food, beverage and other	81,845	82,894	163,370	156,664

Gross revenues	652,934	657,516	1,299,080	1,283,853
Less promotional allowances	(32,348)	(32,272)	(65,000)	(62,351)
Net revenues	620,586	625,244	1,234,080	1,221,502

Operating expenses
Gaming	296,195	297,086	589,442	581,377
Food, beverage and other	67,515	63,123	131,519	121,453
General and administrative	98,103	98,993	195,995	192,492
Depreciation and amortization	45,182	37,622	84,974	72,980
Total operating expenses	506,995	496,824	1,001,930	968,302
Income from operations	113,591	128,420	232,150	253,200

Other income (expenses)
Interest expense	(44,536)	(51,302)	(91,751)	(99,649)
Interest income	553	1,289	1,236	2,165
(Loss) earnings from joint venture	(152)	325	(911)	365
Other	(574)	(5,476)	884	(5,704)
Total other expenses	(44,709)	(55,164)	(90,542)	(102,823)

Income from operations before income taxes	68,882	73,256	141,608	150,377
Taxes on income	31,859	34,957	63,849	69,137
Net income	$37,023	$38,299	$77,759	$81,240

Basic earnings per share	$0.43	$0.45	$0.90	$0.96
Diluted earnings per share	$0.42	$0.43	$0.88	$0.93

Weighted average shares outstanding

Basic	86,560	85,176	86,541	85,034
Diluted	88,619	88,069	88,715	87,784

Reconciliation of Non-GAAP Measures to GAAP

EBITDA, or earnings before interest, taxes, charges for stock compensation, depreciation and amortization, and gain or loss on disposal of assets, and inclusive of earnings from joint venture, is not a measure of performance or liquidity calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  EBITDA information is presented as a supplemental disclosure, as management believes that it is a widely used measure of performance in the gaming industry.  In addition, management uses EBITDA as the primary measure of the operating performance of its properties, including the evaluation of operating personnel.  EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities, as a measure of liquidity, or as any other measure of performance determined in accordance with GAAP.  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA.  It should also be noted that other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company.  EBITDA is presented as a supplemental disclosure, as management believes that it is a principal basis for the valuation of gaming companies, as this measure is considered by many to be a better indicator of the Company’s operating results than diluted net income per share per GAAP.  A reconciliation of the Company’s EBITDA to net income per GAAP, as well as the Company’s EBITDA to income from operations per GAAP, is included in the accompanying financial schedules.

A reconciliation of each property’s EBITDA to income from operations is included in the financial schedules herein.  On a property level, EBITDA is reconciled to income from operations per GAAP, rather than net income per GAAP due to, among other things, the impracticability of allocating interest expense, interest income, income taxes and certain other items to the Company’s various properties on a property-by-property basis.  Management believes that this presentation is more meaningful to investors in evaluating the performance of the Company’s individual properties and is consistent with the reporting of other gaming companies.

Conference Call, Webcast and Replay Details

Penn National is hosting a conference call and simultaneous webcast at 11:00 am ET today, both of which are open to the general public.  The conference call number is 212/271-4592 or 415/904-7385; please call five minutes in advance to ensure that you are connected prior to the presentation.  Questions will be reserved for call-in analysts and investors.  Interested parties may also access the live call on the Internet at www.pngaming.com; allow 15 minutes to register and download and install any necessary software.

Following its completion, a replay of the call can be accessed until August 7, 2008 by dialing 800/633-8284 or 402/977-9140 (international callers).  The access code for the replay is 21388880.  A replay of the call can also be accessed for thirty days on the Internet at www.pngaming.com. This press release, which includes financial information to be discussed by management during the conference call and disclosure and reconciliation of non-GAAP financial measures, is available on the Company’s web site, www.pngaming.com in the “News” section (select link for “Press Releases”).

About Penn National Gaming

Penn National Gaming owns and operates gaming and racing facilities with a focus on slot machine entertainment.  The Company presently operates nineteen facilities in fifteen jurisdictions, including Colorado, Florida, Illinois, Indiana, Iowa, Louisiana, Maine, Mississippi, Missouri, New Jersey, New Mexico, Ohio, Pennsylvania, West Virginia, and Ontario.  In aggregate, Penn National’s operated facilities feature over 25,400 slot machines, approximately 400 table games, over 1,880 hotel rooms and more than 930,000 square feet of gaming floor space.

Forward-looking Statements

This press release contains forward-looking statements, including statements addressing 2008 guidance and the use of the termination fee and investment proceeds, within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may vary materially from expectations.  Penn National Gaming describes certain of these risks and uncertainties in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007.  Meaningful factors which could cause actual results to differ from expectations described in this press release include, but are not limited to, the passage of state, federal or local legislation that would expand, restrict, further tax or prevent gaming operations in the jurisdictions in which we do business; the activities of our competitors; increases in our effective rate of taxation at any of our properties or at the corporate level; delays or changes to, or cancellations of, planned capital projects at our gaming and pari-mutuel facilities or an inability to achieve the expected returns from such projects; the existence of attractive acquisition candidates and the costs and risks involved in the pursuit of those acquisitions; our ability to maintain regulatory approvals for our existing businesses and to receive regulatory approvals for our new businesses; the maintenance of agreements with our horsemen, pari-mutuel clerks and other organized labor groups; our dependence on key personnel; that the conditions to closing the preferred stock purchase agreement are not satisfied or the issuance of the preferred stock otherwise fails to close; the outcome of any legal proceedings that may be instituted against the Company; the effects of local and national economic, credit and capital market and energy conditions on the economy in general, and on the gaming and lodging industries in particular; construction factors, including delays, increased costs for labor and materials; changes in accounting standards, third-party relations and approvals; the impact of terrorism and other international hostilities and the availability and cost of financing and other factors as discussed in the Company’s filings with the United States Securities and Exchange Commission.  Furthermore, the Company does not intend to update publicly any forward-looking statements except as required by law.  The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

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